EXHIBIT 10.1
ATHENAHEALTH, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED & RESTATED
The purpose of the 2007 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of athenahealth, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). 500,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose, subject to adjustment as set forth in Section 17 below. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.
1.Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2.    Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on March 1, 2008 and will end on the following August 31, 2008 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each April 1 and October 1 and will end on the last business day occurring on or before the following

September 30 and March 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.
3.    Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.
4.    Participation.
(a)    An eligible employee who is not a Participant on any Offering Date may participate in such Offering by enrolling electronically through the Company’s equity administration system within the specified deadline as established by the Company’s management before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
(b)    The enrollment form will (a) state a whole percentage to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.
(c)    Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.    Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1 percent up to a maximum of 10 percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.
6.    Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.
7.    Withdrawal. A Participant may withdraw from participation in the Plan, up to 30 days before the end of the Offering, by withdrawing electronically through the Company’s equity administration system. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her at the next regularly scheduled Company pay period (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8.    Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the lesser of 85 percent of the Fair Market Value of the Common Stock on (i) the first day of the Offering or (ii) the Exercise Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be the lesser of 85 percent of the Fair Market Value of the Common Stock on the first day of the Offering or on the Exercise Date.
Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted. The maximum number of shares that may be purchased by any Participant is 12,500 shares in any Offering, and no Participant may make a payroll deduction of more than $12,500 in any Offering.
9.    Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.
10.    Issuance of Certificates; Limitation on Sale. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose. Unless the Administrator provides otherwise, a Participant may not sell, exchange, assign, encumber, alienate, transfer, pledge or otherwise dispose of any shares of Common Stock acquired on the Exercise Date at the end of an Offering until the one-year anniversary of such Exercise Date, and the Certificates representing shares of Common Stock purchased under the Plan may bear a legend to that effect.
11.    Definitions.
The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, including overtime, commissions,

incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.
The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.
The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Select Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
12.    Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other approved leave or any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
13.    Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.
14.    Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of

Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.
15.    Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
16.    Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
17.    Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.
18.    Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
19.    Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.    Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.
21.    Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.
22.    Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the State of the Commonwealth of Massachusetts.
23.    Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
24.    Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

25.    Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
26.    Effective Date and Approval of Shareholders. The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

ADDENDUM TO THE
athenahealth, Inc.
2007 EMPLOYEES STOCK PURCHASE PLAN
Terms of Purchase of shares by employees of athenahealth Technology Private Limited
Notwithstanding anything stated to the contrary in the athenahealth, Inc. 2007 Employees Stock Purchase Plan, as amended to date (the “Plan”), this Addendum to the Plan (the “Addendum”) shall apply for purposes of all incentives granted under the Plan to eligible employees of athenahealth Technology Private Limited, which is a Designated Subsidiary of athenahealth, Inc. as defined in the Plan. All capitalized terms, to the extent not defined herein, shall have the meanings set forth in the Plan.
Exercise of Stock Purchase - Regulatory Requirements for purchasing shares of Common Stock:
(a)    Under applicable law, including without limitation, the Foreign Exchange Management (Transfer or Issue of any Foreign Security) Regulations, 2000 (“Regulations”) framed by Reserve Bank of India (“RBI”) as amended by Notification No. FEMA 120/ RB-2004 dated July 7, 2004 (as may be amended /substituted from time to time), Participants who are resident in India and are employees or employee directors of athenahealth Technology Private Limited (the “Indian Subsidiary”) may, subject to the provisions of the Plan, exercise the Options granted to them to purchase shares of Common Stock without seeking any prior approval from the RBI by remitting money out of India for such exercise / purchase. There is currently no limit on the amount of money that may be remitted by such Participants for exercising such Options.
(b)    In accordance with the Regulations, any Participant resident in India (whether an employee, officer or director of the Company or of the Indian Subsidiary) may also acquire the shares of Common Stock by way of permitting deductions from their payrolls.
(c)    It is hereby clarified that clauses 1.1 – 1.2 above merely summarize the Indian law requirements for exercise of the Options by Participants resident in India as in effect on the date of introduction of the Plan for Participants resident in India. Any exercise of the Options at any time shall always be subject to any restrictions / conditions that may be stipulated under Indian laws from time to time and Participants shall be responsible for complying with the same.
27.    Terms of the Plan / Options:
(a)    Total Number of Shares: The total number of shares of Common Stock that may be issued under the Plan to employees of the Indian Subsidiary is 500,000, subject to adjustment as set forth in Section 17 of the Plan.
(b)    Eligibility: The class of employees of the Indian Subsidiary who are entitled to participate in the Plan includes all employees, officers and directors (to the extent that such director is an employee of the Indian Subsidiary or the Company) of the Indian Subsidiary, provided, however, that an employee who is a “promoter” or belongs to the “promoter group” or a director who either by himself or through his relatives or through any body corporate, directly or indirectly holds more than 10% of outstanding equity shares of the Indian Subsidiary shall not be eligible to participate in the Plan, to the extent that any such employee or director is resident in India.

(c)    Pricing Formula: The purchase price at which such shares will be purchased under Options is 85% of the fair market value of the Company’s Common Stock on the Exercise Date as determined in accordance with clause 2.7 of this Addendum.
(d)    Number of Shares Awarded: The maximum number of shares of Common Stock that may be issued to any employee is 25,000 in any one fiscal year. Options may be granted to those eligible employees, officers and directors who have enrolled themselves under the Plan in accordance with Section 4 of the Plan.
(e)    Shareholder Approval: The Plan was most recently approved by shareholders of the Company on September 4, 2007. Shareholder approval will be obtained in the future to the extent it is required under applicable law.
(f)    Lock-in Period: The lock in period of shares of Common Stock acquired on the Exercise Date shall be one year from the Exercise Date.
(g)    Valuation: The fair market value of the shares will be arrived at by the Administrator appointed by the Board of Directors. Since the Company’s Common Stock is publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ), the determination of the fair value of the Common Stock would be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
(h)    Non-Transferability: Except as the Board may otherwise determine or provide in the share certificate(s), shares shall not be sold, exchanged, assigned, alienated, transferred, pledged, encumbered or otherwise disposed off by the person to whom they are granted, either voluntarily or by operation of law, until the one year anniversary of the Exercise Date and the share certificate representing shares of common stock purchased under the plan may bear a legend to that effect. Further, the rights under the Plan shall not be transferred by a Participant except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
(i)    No changes shall be effected to the conditions contained in this Addendum after the date that this Addendum becomes effective, except as may be required in accordance with the laws of India or the USA.”
28.    Except as so amended, the Plan in all other respects is hereby confirmed.

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